Exhibit 23.3

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Equinix, Inc. of our report dated March 6, 2017 relating to the financial statements of Telecity Group Limited (formerly Telecity Group plc), which appears in the Current Report on Form 8-K/A of Equinix, Inc. filed on March 7, 2017. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

London, United Kingdom

November 6, 2017